Exhibit 24

Power of Attorney

I hereby appoint Adam G. Ciongoli and Charles A. Brawley, III, together and separately, to be my attorneys-in-fact. This means they may, in my name and place:

●	Sign the registration statement on Form S-3 for the registration of the sale by Campbell Soup Company of an indeterminate amount of the Company’s debt and subordinated debt securities to be offered from time to time and any and all amendments to that registration statement;

●	File the registration statement mentioned above on Form S-3 and any amendments and supplements thereto, with all exhibits and other related documents, with the Securities and Exchange Commission;
●	Perform the acts that need to be done concerning these filings; and
●	Name others to take their place.

I am responsible for everything my attorneys-in-fact do when acting lawfully in the scope of this Power of Attorney.

Signatures	June 27, 2017

/s/ Fabiola R. Arrendondo	/s/ Denise M. Morrison
Fabiola R. Arredondo	Denise M. Morrison

/s/ Bennett Dorrance	/s/ Charles R. Perrin
Bennett Dorrance	Charles R. Perrin

/s/ Randall W. Larrimore	/s/ Nick Shreiber
Randall W. Larrimore	Nick Shreiber

/s/ Marc B. Lautenbach	/s/ Tracey T. Travis
Marc B. Lautenbach	Tracey T. Travis

/s/ Mary Alice D. Malone	/s/ Archbold D. van Beuren
Mary Alice D. Malone	Archbold D. van Beuren

/s/ Sara Mathew	/s/ Les C. Vinney
Sara Mathew	Les C. Vinney

/s/ Keith R. McLoughlin
Keith R. McLoughlin